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                                                                     Exhibit 4.4

                          VALERA PHARMACEUTICALS, INC.
                              EQUITY INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

          Valera Pharmaceuticals, Inc. (the "Company") hereby grants to __________ (the "Optionee") an option to purchase a total of 20,000 shares of Common Stock of the Company (the "Option"), at the price and on the terms set forth herein, and in all respects subject to the terms, definitions and provisions of the Valera Pharmaceuticals, Inc. Equity Incentive Plan (the "Plan") applicable to non-qualified stock options, which terms and provisions are hereby incorporated by reference herein. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings when used herein.

          1. NATURE OF THE OPTION. This Option is intended to be a nonstatutory stock option and is not intended to be an Incentive Stock Option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or to otherwise qualify for any special tax benefits to the Optionee.

          2. DATE OF GRANT; TERM OF OPTION. This Option is granted this 27th day of January 2005, (the "Date of Grant") and it may not be exercised later than the date that is ten (10) years after the Date of Grant, subject to earlier termination, as provided in the Plan or Section 6 hereof.

          3. OPTION EXERCISE PRICE. The Option exercise price is $1.00 (ONE DOLLAR) per Share.

          4. EXERCISE OF OPTION. This Option shall be exercisable during its term only in accordance with the terms and provisions of the Plan and this Award Agreement as follows:

               (A) RIGHT TO EXERCISE. The Option shall become exercisable annually with respect to 25% of the Shares underlying the Option (the "Option Shares") on each yearly anniversary of January 27, 2005 (the "Vesting Date"), if the Optionee remains continuously employed by the Company from the Vesting Date through such anniversary of the Vesting Date.

               (B) METHOD OF EXERCISE. The Optionee may exercise this Option by providing written notice stating the election to exercise this Option. Such written notice must be signed by the Optionee and must be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company. The written notice must be accompanied by payment of the option exercise price in the manner described in Section 4(c), by an executed Stock Restriction Agreement described in Section 4(f) and by any other agreements required by the Board or its Committee and/or the terms of the Plan, which other agreements may restrict the sale or other transfer of the Option Shares and may include certain additional representations and agreements as to the Optionee's investment intent with respect to the Option Shares. This Option will be deemed to be exercised only upon the receipt by the Company of such written notice, payment of the option exercise price, and duly executed copies of the Stock Restriction Agreement and any other agreements required by the Board or its Committee, the terms of the Plan and/or this Award Agreement. The Optionee will have no right to vote or receive dividends and will have no other rights as a stockholder with respect to such
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Option Shares notwithstanding the exercise of this Option, until the issuance
(as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate(s) evidencing Option Shares that are being issued upon exercise of this Option. The certificate(s) for the Option Shares will be registered in the name of the Optionee and will contain any legend as may be required under the Plan, this Award Agreement, and/or applicable law.

               (C) METHOD OF PAYMENT. The method of payment of the option exercise price will be determined by the Board or its Committee and may consist entirely of cash, certified check, or such other consideration or method of payment as may be authorized under the Plan.

               (D) PARTIAL EXERCISE. This Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Shares.

               (E) RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of these Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. In addition, as a further condition to the exercise of this Option, the Company may require the Optionee to make any representation or warranty to the Company as may be required by or advisable under any applicable law or regulation.

               (F) STOCK RESTRICTION AGREEMENT. In connection with and as a condition of exercising this Option, Optionee hereby acknowledges and agrees to execute a Stock Restriction Agreement (or other agreement restricting Optionee's rights in the Shares acquired or to be acquired by the exercise of this Option) by and between Optionee, the Company and/or one or more other holders of equity securities of the Company in the form that the Company provides at the time of exercise and as may be amended by the Company in its sole discretion from time to time.

          5. INVESTMENT REPRESENTATIONS. Unless the Shares have been registered under the Securities Act of 1933, in connection with the acquisition of this Option, the Optionee represents and warrants to the Company as follows:

               (A) The Optionee is acquiring this Option, and upon exercise of this Option, the Optionee will be acquiring the Shares for investment for his or her own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof.

               (B) The Optionee has a preexisting business or personal relationship with the Company or one of its directors, officers or controlling persons and by reason of his or her business or financial experience, has, and could be reasonably assumed to have, the capacity to protect his or her interests in connection with the acquisition of this Option and the Shares.

          6. TERMINATION OF RELATIONSHIP WITH THE COMPANY.
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               (A) VOLUNTARY TERMINATION. If the Optionee terminates his or her employment with the Company for any reason other than death or Disability, the Option (to the extent exercisable at the time of such termination) may be exercised at any time within ninety (90) days after the date of such termination. To the extent that the Option is not exercisable at the time of such termination, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

               (B) DISABILITY. If the Optionee's employment by the Company terminates due to Disability, the Option (to the extent exercisable at the time of such termination) may be exercised by the Optionee or his or her legal guardian or representative at any time within twelve (12) months after such termination. To the extent that the Option is not exercisable on the date of termination, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

               (C) DEATH. If the Optionee's employment by the Company terminates due to his or her death, the Option (to the extent exercisable at the time of such death) will remain exercisable for twelve (12) months after the date of death by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance. To the extent that the Option is not exercisable on the date of death, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

               (D) TERMINATION WITHOUT CAUSE. If the Company terminates Optionee's employment with the Company without Cause, the Option (to the extent exercisable at the time of such termination) may be exercised at any time within thirty (30) days after the date of such termination. To the extent that the Option is not exercisable at the time of such termination, or to the extent the Option is not exercised within the time specified herein, the Option shall terminate.

               (E) TERMINATION FOR CAUSE. If the Company terminates Optionee's employment with the Company for Cause, the Option will then terminate immediately and automatically, and the Optionee shall have no further rights therein.

Notwithstanding any other provision of this Section 6, the Option shall not be exercisable after the expiration of the term set forth in Section 2 hereof.

          7. NON-TRANSFERABILITY OF OPTION. This Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. During the Optionee's lifetime, this Option is exercisable only by the Optionee (or by such Optionee's legal guardian or representative as provided in Section 6). Subject to the foregoing and the terms of the Plan, the terms of this Option will be binding upon the executors, administrators and heirs of the Optionee, meaning for purposes of this Award Agreement, both testamentary heirs and heirs by intestacy.

          8. NO CONTINUATION OF EMPLOYMENT OR ENGAGEMENT. Neither the Plan nor this Option shall confer upon any Optionee any right to continue in the service of the Company
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or any of its Subsidiaries or limit, in any respect, the right of the Company to discharge the Optionee at any time, with or without Cause and with or without notice.

          9. NON-COMPETITION. Notwithstanding any non-competition agreement previously existing by and between the Optionee and the Company, in consideration for this Option, the Optionee agrees to the following:

               (A) During the Optionee's employment with the Company and for a period of two (2) years thereafter, Optionee will not, unless acting pursuant hereto or with the prior written consent of the Board of Directors of the Company, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit his name to be used in connection with, any business or enterprise, in direct competition with the Company's business. The Optionee acknowledges and agrees that adherence to the terms of this Section 9 does not preclude Optionee from earning a livelihood and that the restrictions contained in this Section 9 are reasonable and necessary to protect the Company's legitimate interests in the conduct of its business.

               (B) The foregoing restriction shall not be construed to prohibit the ownership by Optionee of not more than five percent (5%) of any class of securities of any corporation which is in competition with the Company and which corporation has a class of securities registered pursuant to the Securities Exchange Act of 1934, provided that such ownership represents a passive investment and that neither Optionee nor any group of persons including Optionee in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising his rights as a shareholder, or seeks to do any of the foregoing.

               (C) During the Optionee's employment with the Company and for a period of two (2) years thereafter, Optionee will not call on or solicit, either directly or indirectly, any person, firm, corporation or other entity who or which at the time of Optionee's termination was, or within two (2) years prior thereto had been, a customer of the Company or any of its affiliates with respect to the activities prohibited by Section 9 hereof.

          10. MARKET STAND-OFF. The Optionee agrees that, in connection with any public offering by the Company of its equity securities pursuant to a registration statement filed under the Securities Act, not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of or otherwise dispose of any Shares without the prior written consent of the Company or its underwriters, for such period of time from the effective date of such registration as may be requested by the Company or such underwriters.

          11. WITHHOLDING. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable or property transferable to Optionee any taxes required to be withheld by federal, state or local law as a result of the grant or exercise of this Option or the sale or other disposition of the Shares. If the amount of any consideration payable to the Optionee is insufficient to pay such taxes or if no consideration is payable to the Optionee, upon the request of the Company, the Optionee (or such other person entitled to
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exercise this Option pursuant to Section 6 hereof) will pay to the Company an amount sufficient for the Company to satisfy any federal, state or local tax withholding requirements applicable to and as a condition to the grant or exercise of this Option or the sale or other disposition of the Shares issued upon the exercise of this Option.

          12. THE PLAN. The Optionee has received a copy of the Plan (a copy of which is attached hereto), has read the Plan and is familiar with its terms, and hereby accepts the Option subject to all of the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board or its Committee is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or its Committee upon any questions arising under the Plan.

          13. SPOUSAL CONSENT. As a condition to the effectiveness of the grant of the Option, the Grantee's SPOUSE (if any) is required to execute the attached "Consent of Spouse."

          14. GOVERNING LAW. This Award Agreement will be construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.

          15. AMENDMENT. Subject to the provisions of the Plan, this Award Agreement may be amended at any time by the Company or its delegate; provided, however, that any modification or amendment of this Award Agreement which adversely affects the Optionee shall require the written consent of the Optionee.

          16. ENTIRE AGREEMENT. This Award Agreement, together with the Plan and the other exhibits attached thereto or hereto, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the award of Options to Optionee by the Company.
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          IN WITNESS WHEREOF, this Award Agreement has been executed by the parties on the: 27th day of January, 2005.

                                        VALERA PHARMACEUTICALS, INC.


                                        BY:
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                                        NAME:
                                              ----------------------------------
                                        TITLE: PRESIDENT AND CEO

                                        OPTIONEE


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                                        SIGNATURE

                                        __________

THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO VALERA PHARMACEUTICALS, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.
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                                 ACKNOWLEDGMENT

     The Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she has read and is familiar with the terms and provisions thereof and hereby accepts this Option subject to all of the terms and provisions of the Award Agreement and the Valera Pharmaceuticals, Inc. Equity Incentive Plan (the "Plan"). The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan.


Date:                                   ----------------------------------------
     ----------------------             Signature of Optionee

                                        __________
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                                CONSENT OF SPOUSE

     I,____________________________________, spouse of _________, have read the foregoing Non-Qualified Stock Option Agreement (the "Agreement"). I am aware by the terms of the Agreement, among other things, my spouse agrees to sell certain of his/her shares of the capital stock of the Company, including my community property or other interest therein (if any), upon certain events and that transfer of such shares is otherwise restricted. I hereby consent to such sale and to such restrictions, approve of the provisions of the Agreement, and agree that if I pre-decease my spouse, the successors of my community property or other interest (if any) in such shares will hold such shares subject to the provisions of the Agreement. In consideration of the grant of shares of VALERA PHARMACEUTICALS, INC. as set forth in that Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property.


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                                        SIGNATURE OF SPOUSE

                                        DATE
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